UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2008

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Fourth Amendment dated March 14, 2008 to Term Loan Promissory Note dated May 1, 2000 and Revolving Loan Promissory Note dated May 1, 2004 and Supplemental Security Agreement dated May 1, 2004.

Obligation at March 14, 2008:	$1,200,000 on Term Loan Promissory Note
$3,500,000 on Revolving Loan Promissory Note
Available Commitment	$1,500,000 on Revolving Loan Promissory Note

Lender has waived compliance with Restricted Payment covenant, Debt Coverage Ratio and Minimum Tangible Net Worth requirement in the Agreement for fiscal year ended December 31, 2007 and modified the Minimum Tangible Net Worth requirement.

Revolving Loan Promissory Note Available commitment reduced to $1,000,000 (total $4,500,000).

Terms and conditions as set for in Exhibit 10.61

Item 9.01  Exhibits

Exhibit 10.61 Fourth Amendment to Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: March 19, 2008

	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer